EXHIBIT 12.1
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
Dollars in thousands
                                                         Three Months
                                                            Ended
                                                           March 31,                     Year Ended December 31,
                                                        --------------  ---------------------------------------------------------
                                                             2003        2002        2001        2000        1999        1998
                                                        --------------  ---------  ----------  ----------  ----------  ----------
Income before gains on dispositions,
   minority interest in operating partnership
   income and extraordinary items                           $  4,380    $ 17,576    $ 20,371    $ 21,030    $ 25,899    $ 29,593
Equity in loss of real estate joint ventures                     125         532         296         157          31           -
Fixed charges:
   Interest expense                                           11,635      49,448      52,598      50,736      48,302      45,704
   Estimate of interest within rental expense                      -           5         158         407          77          41
   Deferred financing costs                                      624       2,712       2,352       2,758       2,854       2,348
   Interest capitalized                                            -         239       1,382       3,730       3,967       4,265
Distributed income of equity investees                           125         275         289         267           -           -
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                                                              16,889      70,787      77,446      79,085      81,130      81,951
Interest capitalized                                               -        (239)     (1,382)     (3,730)     (3,967)     (4,265)
Minority interest in pre-tax income of
   subsidiaries that have not incurred
   fixed charges                                                   -           -           -           -           -           -
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     Earnings                                               $ 16,889    $ 70,548    $ 76,064    $ 75,355    $ 77,163    $ 77,686
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Fixed charges:
   Interest expense                                         $ 11,635    $ 49,448    $ 52,598    $ 50,736    $ 48,302    $ 45,704
   Estimate of interest within rental expense                      -           5         158         122          77          41
   Deferred financing costs                                      624       2,712       2,352       2,758       2,854       2,348
   Interest capitalized                                            -         239       1,382       3,730       3,967       4,265
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     Fixed charges                                          $ 12,259    $ 52,404    $ 56,490    $ 57,346    $ 55,200    $ 52,358
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Ratio of earnings to fixed charges                              1.4x        1.3x        1.3x        1.3x        1.4x        1.5x

Fixed charges:
   Interest expense                                         $ 11,635    $ 49,448    $ 52,598    $ 50,736    $ 48,302    $ 45,704
   Estimate of interest within rental expense                      -           5         158         122          77          41
   Deferred financing costs                                      624       2,712       2,352       2,758       2,854       2,348
   Interest capitalized                                            -         239       1,382       3,730       3,967       4,265
Preferred stock dividends                                      3,925      18,070      16,113      16,114      16,114      11,430
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     Combined fixed charges and preferred stock dividends   $ 16,184    $ 70,474    $ 72,603    $ 73,460    $ 71,314    $ 63,788
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Ratio of earnings to combined fixed charges and preferred
  stock di1xdends                                               1.0x        1.0x        1.0x        1.0x        1.1x        1.2x
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